UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2005
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone, including area code: (610) 648-1700

Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.
          a.      On December 7, 2005, the Compensation Committee of the Board of Trustees of Liberty Property Trust (the “Trust”) amended the Trust’s existing severance plan to cause the plan to cover several additional employees of the Trust. In addition, the Committee acted to include Michael T. Hagan, the Company’s Chief Investment Officer, as one of the senior officers covered under the severance plan. As is the case with the other senior officers of the Trust who are currently covered by the severance plan, the severance plan provides with respect to Mr. Hagan that, in the event of (i) the termination of Mr. Hagan other than “for cause” or (ii) Mr. Hagan’s voluntary termination of his employment for “good reason,” in either case within two years following a “change of control,” Mr. Hagan would receive the following: (a) an amount equal to 2.99 times the sum of his current annual base salary plus the largest annual performance bonus paid to him over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding share options and restricted shares; (d) an amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to Mr. Hagan’s account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to Mr. Hagan would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Hagan would become entitled to receive a tax reimbursement payment that would put him in the same financial position after the application of the excise tax as he would have been in if the excise tax did not apply to such amounts.
          b.      On December 12, 2005, the Trust, acting as the General Partner of Liberty Property Limited Partnership (the “Operating Partnership”), and GSEP 2005 Realty Corp., a Delaware corporation, executed Amendment No. 2 (the “Amendment”) to the Sixth Amendment to the Operating Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”).
          Pursuant to the Amendment, the Partnership Agreement has been amended to change the first date on which the Operating Partnership’s Series F Preferred Units become exchangeable for the Trust’s Series F Preferred Shares of Beneficial Interest from June 30, 2005 to December 12, 2005.
          The Amendment is filed as Exhibit 10 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (c)      Exhibits.

Exhibit Number	Exhibit Title
10	Amendment No. 2 to the Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Liberty Property Limited Partnership.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole
General Partner

By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

Dated: December 13, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
10	Amendment No. 2 to the Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Liberty Property Limited Partnership.

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